Exhibit (h)(35)

FORM OF

THIRD AMENDMENT

TO THE ETF FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT, dated as of the    day of     2025 to the ETF Fund Accounting Servicing Agreement dated as of September 6, 2024 (the “Agreement”), is entered into by and between STONE RIDGE TRUST, a Delaware statutory trust (the “Trust”) on behalf of each series listed on Exhibit A hereto (as amended from time to time) (the “Funds”), U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”) and STONE RIDGE ASSET MANAGEMENT LLC (the “Adviser”), which is a party to the Agreement with respect to only Sections 7 and 9 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to the Agreement to reflect an updated Funds list; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties; and

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit A of the Agreement is amended and restated as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STONE RIDGE TRUST on behalf of each of the Funds individually and not jointly	U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name:	Name:
Title:	Title:

Exhibit A to the ETF Fund Accounting Servicing Agreement

Separate ETF Series of Stone Ridge Trust

Name of Series

LifeX 2048 Longevity Income ETF

LifeX 2049 Longevity Income ETF

LifeX 2050 Longevity Income ETF

LifeX 2051 Longevity Income ETF

LifeX 2052 Longevity Income ETF

LifeX 2053 Longevity Income ETF

LifeX 2054 Longevity Income ETF

LifeX 2055 Longevity Income ETF

LifeX 2056 Longevity Income ETF

LifeX 2057 Longevity Income ETF

LifeX 2058 Longevity Income ETF

LifeX 2059 Longevity Income ETF

LifeX 2060 Longevity Income ETF

LifeX 2061 Longevity Income ETF

LifeX 2062 Longevity Income ETF

LifeX 2063 Longevity Income ETF

LifeX 2064 Longevity Income ETF

LifeX 2065 Longevity Income ETF

LifeX 2048 Inflation-Protected Longevity Income ETF

LifeX 2049 Inflation-Protected Longevity Income ETF

LifeX 2050 Inflation-Protected Longevity Income ETF

LifeX 2051 Inflation-Protected Longevity Income ETF

LifeX 2052 Inflation-Protected Longevity Income ETF

LifeX 2053 Inflation-Protected Longevity Income ETF

LifeX 2054 Inflation-Protected Longevity Income ETF

LifeX 2055 Inflation-Protected Longevity Income ETF

LifeX 2056 Inflation-Protected Longevity Income ETF

LifeX 2057 Inflation-Protected Longevity Income ETF

LifeX 2058 Inflation-Protected Longevity Income ETF

LifeX 2059 Inflation-Protected Longevity Income ETF

LifeX 2060 Inflation-Protected Longevity Income ETF

LifeX 2061 Inflation-Protected Longevity Income ETF

LifeX 2062 Inflation-Protected Longevity Income ETF

LifeX 2063 Inflation-Protected Longevity Income ETF

LifeX 2064 Inflation-Protected Longevity Income ETF

LifeX 2065 Inflation-Protected Longevity Income ETF

LifeX Durable Income ETF

LifeX 2035 Term Income ETF

LifeX 2028 Income Bucket ETF

LifeX 2030 Income Bucket ETF